Exhibit 10.5

Execution Version

BACKSTOP AGREEMENT

This Backstop Agreement (this “Agreement”) is entered into as of May 2, 2023, by and among the Person or Persons set forth on Schedule I attached hereto (each, an “Investor” and collectively, the “Investors”), Hunter Ventures Limited (the “Noteholder”), Allurion Technologies Holdings, Inc., a Delaware corporation and direct, wholly-owned subsidiary of the Company (as defined below) (“Pubco”), and Allurion Technologies, Inc., a Delaware corporation (the “Company” and collectively with the Investors, the Noteholder and Pubco, the “Parties”). Capitalized terms used but not defined herein shall have the respective meanings ascribed to such terms in the Business Combination Agreement (as defined below).

Recitals

WHEREAS, on February 9, 2023, Compute Health Acquisition Corp., a Delaware corporation (“Acquiror”), Compute Health Corp., a Delaware corporation and a direct, wholly-owned subsidiary of Acquiror (“Merger Sub I”), Compute Health LLC, a Delaware limited liability company and a direct, wholly-owned subsidiary of Acquiror (“Merger Sub II”), Pubco and the Company entered into that certain Business Combination Agreement, as amended by that certain Amendment No. 1 to the Business Combination Agreement, dated as of May 1, 2023 and entered into simultaneously with the execution of this Agreement, by and among Acquiror, Merger Sub I, Merger Sub II, Pubco and the Company (as it may be permitted to be further amended, restated, supplemented or otherwise modified from time to time, the “Business Combination Agreement”), pursuant to which, among other transactions, as part of the same overall transaction, (a) Acquiror is to merge with and into Pubco (the “CPUH Merger”), with Pubco surviving as the publicly-listed company, (b) thereafter, Merger Sub I is to merge with and into the Company, with the Company surviving as a wholly-owned subsidiary of Pubco (the “Intermediate Merger”) and (c) thereafter, the Company is to merge with and into Merger Sub II, with Merger Sub II surviving as a wholly-owned subsidiary of Pubco (collectively with the CPUH Merger and the Intermediate Merger, the “Mergers”), in each case on the terms and conditions set forth therein;

WHEREAS, the Parties wish to enter into this Agreement, pursuant to which immediately prior to, but substantially contemporaneously with the consummation of, the Mergers, the Investors shall purchase up to the aggregate principal amount set forth on Schedule I attached hereto (such amount, the “Maximum Purchase Amount”) opposite such Investor’s name from the Noteholder of that certain convertible unsecured promissory note in the original principal amount of $13,000,000 (the “Prior Note”) issued pursuant to that certain Convertible Note Purchase Agreement, dated as of February 15, 2023, by and among the Company, the Noteholder and the other investors listed in Exhibit A thereto (as it may be permitted to be amended, restated, supplemented or otherwise modified from time to time, the “Note Purchase Agreement”); and

WHEREAS, as an inducement to each of the Investors to enter into this Agreement and to purchase up to its Maximum Purchase Amount of the Prior Note from the Noteholder, Pubco desires to issue shares of common stock, $0.0001 par value, of Pubco (“Pubco Common Stock”) to the Investors on the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the premises, representations, warranties and the mutual covenants contained in this Agreement, and for other good and valuable consideration, the receipt, sufficiency and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

Terms Defined

“Base Pubco Shares” means (i) with respect to the Fortress Investor, the aggregate amount of 250,000 shares of Pubco Common Stock that, at the Closing, shall be issued to the Fortress Investor pursuant to Section 6.01(t) of the Fortress Credit Agreement and (ii) with respect to the RTW Investor, the aggregate amount of 250,000 shares of Pubco Common Stock that, at the Closing, shall be issued to the RTW Investor pursuant to Section 3(a) of that certain amended and restated letter agreement, dated as of May 2, 2023 and entered into simultaneously with the execution of this Agreement (as may be permitted to be further amended, restated, supplemented or modified from time to time, the “RTW PIPE Side Letter”), by and among Acquiror, Pubco, Merger Sub II, the Company, RTW Master Fund, Ltd. (“RTW Master”), RTW Innovation Master Fund, Ltd. (“RTW Innovation”) and RTW Venture Fund Limited (“RTW Venture”).

“Conditional Additional Pubco Shares” means (i) with respect to the Fortress Investor, a number of additional shares of Pubco Common Stock exceeding the Base Pubco Shares, in a maximum amount not to exceed 750,000 shares of Pubco Common Stock, that may be issuable to the Fortress Investor pursuant to Section 6.01(t) of the Fortress Credit Agreement, and (ii) with respect to the RTW Investor, a number of additional shares of Pubco Common Stock exceeding the Base Pubco Shares, in a maximum amount not to exceed 750,000 shares of Pubco Common Stock, that may be issuable to the RTW Investor pursuant to Section 3(g) of the RTW PIPE Side Letter.

“Fortress Investor” means CFIP2 ALLE LLC, together with its permitted Transferees.

“RTW Investor” means, collectively, RTW Master, RTW Innovation and RTW Venture, together with each of their respective permitted Transferees.

Agreement

1. Terms of Purchase of the Prior Note.

(a) Purchase of Prior Note. Subject to the terms and conditions set forth herein, the Noteholder agrees that if any amounts of principal under the Prior Note remain outstanding following the Determination Time (as defined below), then the Noteholder irrevocably agrees to sell and transfer to each Investor, and each Investor irrevocably agrees, severally and not jointly with any other Investor, to purchase from the Noteholder, its respective Backstop Purchase Amount (as defined below) of the Prior Note on the Backstop Closing Date (as defined below).

(b) Company Notice. As soon as practicable following the CPUH Stockholders Meeting, but in any event within one (1) Business Day after the CPUH Stockholders Meeting, the Company shall deliver an irrevocable written notice (the “Company Notice”) to the Noteholder and the Investors setting forth the following (the time of delivery of such Company Notice, the “Determination Time”):

(i) the amount of principal then-outstanding under the Prior Note (the “Balance”);

(ii) subject to the limitations set forth in Section 1(c) below, the portion of the Balance of the Prior Note that the Company is requiring each Investor to purchase from the Noteholder in accordance with Section 1(a) above (such portion of the Balance, with respect to each Investor, such Investor’s “Backstop Purchase Amount”); provided that in the event the Balance as of the Determination Time equals or exceeds $4,000,000, each Investor’s Backstop Purchase Amount shall be equal to its Maximum Purchase Amount;

(iii) the anticipated Backstop Closing Date (as defined below);

(iv) the number of Backstop Shares (as defined below) that will be issued to each Investor as consideration for its purchase obligation hereunder; and

(v) instructions for wiring each Backstop Purchase Amount.

The Company Notice shall constitute the irrevocable binding obligation of each Investor to purchase, and the irrevocable binding obligation of the Noteholder to sell, such Investor’s applicable Backstop Purchase Amount of the Balance of the Prior Note, subject to the terms and conditions of this Agreement, at the Backstop Closing (as defined below). On the Backstop Closing Date and simultaneously with the Backstop Closing but prior to the Intermediate Merger Closing, the Noteholder shall sell and transfer to each Investor its respective Backstop Purchase Amount in accordance with Section 1(a) above, and immediately following such transfer, the Company shall (i) cancel the Prior Note and issue a new convertible unsecured promissory note to the Noteholder, which such new note will cover the remaining Balance of the Prior Note that is outstanding after the Backstop Closing, together with all unpaid interest on the Prior Note accrued since the date of issuance thereof, and (ii) issue a new convertible unsecured promissory note (the “New Notes”) to each Investor with an issuance date of the Backstop Closing Date and an original principal amount equal to the Backstop Purchase Amount of such Investor, which New Notes shall be in the same form as the Prior Note other than as to the principal amount which shall equal each Investor’s Backstop Purchase Amount. The Company shall deliver such New Notes to the Investors at least one (1) Business Day prior to the Backstop Closing Date to be held in escrow until the Backstop Closing Date with such escrow arrangements to be mutually satisfactory to the Company and the Investors. Notwithstanding anything herein to the contrary, in the event the CPUH Stockholders Meeting is adjourned or held and the sole resolution voted on at such CPUH Stockholders Meeting is to adjourn the meeting, then no Company Notice shall be required to be delivered hereunder at such meeting.

(c) Backstop Purchase Limit. Notwithstanding anything to the contrary in this Agreement, no Investor shall be required to fund an amount greater than its Maximum Purchase Amount in connection with the Backstop Closing and the Company shall not request that any Investor pay pursuant to this Agreement an amount greater than its Maximum Purchase Amount. Unless each of the Fortress Investor and the RTW Investor otherwise consent in writing, (i) (x) the aggregate Maximum Purchase Amount for the Fortress Investor shall be the same as the aggregate Maximum Purchase Amount for the RTW Investor and (y) the aggregate Backstop Purchase Amount for the Fortress Investor shall be the same as the aggregate Backstop Purchase Amount for the RTW Investor, and, (ii) in the event of any reduction of any such amount prior to the Backstop Closing Date, such reduction of any such aggregate Maximum Purchase Amount or aggregate Backstop Purchase Amount, as the case may be, shall be ratable as between the Fortress Investor and the RTW Investor.

(d) Backstop Shares. In consideration of each of the Fortress Investor’s and the RTW Investor’s commitment to purchase its respective Backstop Purchase Amount of the Prior Note, Pubco shall, on the Backstop Closing Date and substantially simultaneously with the Intermediate Merger Closing, issue to each of the Fortress Investor and the RTW Investor a number of shares of Pubco Common Stock (the “Backstop Shares”) as follows:

1)	In the event that the aggregate Backstop Purchase Amount for each of the Fortress Investor and the RTW Investor is equal to each of their respective aggregate Maximum Purchase Amounts, Pubco shall issue to each of the Fortress Investor and the RTW Investor an aggregate amount of Pubco Common Stock equal to the greater of (i) 700,000 shares of Pubco Common Stock and (ii) the maximum amount of Conditional Additional Pubco Shares issuable, (x) in the case of the Fortress Investor, to the Fortress Investor pursuant to, and in accordance with the calculations set forth in, Section 6.01(t) of the Fortress Credit Agreement, and (y) in the case of the RTW Investor, to the RTW Investor pursuant to Section 3(g) of the RTW PIPE Side Letter; provided that in the event that for any reason the aggregate number of shares issuable to the Fortress Investor pursuant to clause (ii) above is greater than the aggregate number of shares issuable to the RTW Investor pursuant to clause (ii), or vice versa, the Investor that would receive the lesser aggregate number of shares shall instead receive the higher number of aggregate shares so that, pursuant to such clause (ii), each of the Fortress Investor and the RTW Investor shall receive the same aggregate number of shares of Pubco Common Stock.

2)	In the event that the aggregate Backstop Purchase Amount for each of the Fortress Investor and the RTW Investor is less than each of their respective aggregate Maximum Purchase Amounts, Pubco shall issue to each of the Fortress Investor and the RTW Investor an aggregate amount of shares of Pubco Common Stock equal to (x) 700,000 multiplied by a fraction having (i) a denominator equal to 2,000,000 and (ii) a numerator equal to the Backstop Purchase Amount for the Fortress Investor or the RTW Investor, as the case may be.

The Backstop Shares issuable to the RTW Investor may be allocated among the individual Investors comprising the RTW Investor based on the amount of the Backstop Purchase Amount of each such individual Investor set forth on Schedule 1 hereof (or as re-allocated among each such individual Investor pursuant to Section 5(c) hereof) divided by the aggregate Backstop Purchase Amount of the RTW Investor.

(e) Delivery of Backstop Shares. Subject to the terms hereof, each Investor’s purchase of its Backstop Purchase Amount (the “Backstop Closing”) shall occur at the same time on the same date and concurrently with but immediately prior to the Intermediate Merger Closing and the satisfaction of the related conditions thereto as provided in the Business Combination Agreement, as in effect on the date hereof (the date on which the Backstop Closing occurs being referred to as the “Backstop Closing Date”). At least one (1) Business Day prior to the Backstop Closing Date, each Investor shall deliver to the Company its respective purchase price for its Backstop Purchase Amount, if any, by wire transfer of U.S. dollars in immediately available funds to the escrow account specified in the Company Notice to be held in escrow for the Noteholder until the Backstop Closing with such escrow arrangements to be mutually satisfactory to the Company and the Investors. Concurrently with the consummation of the Intermediate Merger Closing on the Backstop Closing Date, (A) the Company shall instruct the escrow agent to deliver, and shall cause the escrow agent to deliver, to the Noteholder by wire transfer of U.S. dollars in immediately available funds to an account specified in writing by the Noteholder to the Company the aggregate of all Backstop Purchase Amounts, (B) upon such payment, immediately following the closing of the Mergers, Pubco shall issue the applicable Backstop Shares issuable to such Investor in book-entry form, free and clear of any liens, registered in the name of such Investor (or its nominee in accordance with its delivery instructions), or to a custodian designated by such Investor, as applicable and (C) any New Notes delivered into escrow pursuant to Section 1(b) above shall be deemed to be satisfied in full and shall be returned to the Company. In the event the consummation of the Mergers (including the Intermediate Merger Closing) does not occur within ten (10) Business Days of the anticipated Backstop Closing Date set forth in the Company Notice (the “Long-Stop Date”), the Company shall direct the escrow agent to promptly (but not later than one (1) Business Day thereafter) return the aggregate Backstop Purchase Amounts to the Investors, as applicable, at which time this Agreement shall terminate pursuant to Section 9 hereof (and be of no further force or effect) and no subsequent Company Notice may be provided. The Investors shall be express third party beneficiaries of the escrow agreement.

(f) Legends.   In addition to any notation or legend required under the Investor Rights Agreement, each register and book entry for the aggregate Backstop Shares received by the Investors hereunder shall contain a notation, and each certificate (if any) evidencing the Backstop Shares shall be stamped or otherwise imprinted with a legend, in substantially the following form:

“THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION, AND MAY NOT BE TRANSFERRED IN VIOLATION OF SUCH ACT AND LAWS. THE SALE, PLEDGE, HYPOTHECATION, OR TRANSFER OF THE SECURITIES REPRESENTED HEREBY ARE SUBJECT TO THE TERMS AND CONDITIONS OF A CERTAIN BACKSTOP AGREEMENT BY AND AMONG THE HOLDER AND THE COMPANY. COPIES OF SUCH AGREEMENT MAY BE OBTAINED UPON WRITTEN REQUEST TO THE SECRETARY OF THE COMPANY.”

2. Representations and Warranties of the Investors. Each Investor, severally and not jointly, represents and warrants to the Company and the Noteholder as follows, as of the date hereof and as of the Backstop Closing Date:

(a) Organization and Power. Such Investor is duly organized, validly existing, and in good standing under the laws of the jurisdiction of its formation and has all requisite power and authority to carry on its business as presently conducted and as proposed to be conducted.

(b) Authorization. Such Investor has full power and authority to enter into this Agreement. This Agreement, when executed and delivered by such Investor, will constitute the valid and legally binding obligation of such Investor, enforceable against such Investor in accordance with its terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and any other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies, or (iii) to the extent the indemnification provisions contained in the Investor Rights Agreement may be limited by applicable federal or state securities laws.

(c) Governmental Consents and Filings. No consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state or local governmental authority is required on the part of such Investor in connection with the consummation of the transactions contemplated by this Agreement.

(d) Compliance with Other Instruments. The execution, delivery and performance by such Investor of this Agreement and the consummation by such Investor of the transactions contemplated by this Agreement will not result in any violation or default (i) of any provisions of its organizational documents, (ii) of any instrument, judgment, order, writ or decree to which it is a party or by which it is bound, (iii) under any note, indenture or mortgage to which it is a party or by which it is bound, (iv) under any lease, agreement, contract or purchase order to which it is a party or by which it is bound or (v) of any provision of federal or state statute, rule or regulation applicable to such Investor, in each case (other than clause (i)), which would have a material adverse effect on such Investor or its ability to consummate the transactions contemplated by this Agreement.

(e) Purchase Entirely for Own Account. This Agreement is made with such Investor in reliance upon such Investor’s representations to the Company and the Noteholder, which by such Investor’s execution of this Agreement, such Investor hereby confirms, that the portion of the Prior Note and Backstop Shares to be acquired by such Investor will be acquired for investment for such Investor’s own account, not as a nominee or agent, and not with a present view to the resale or distribution of any part thereof in violation of any state or federal securities laws. For purposes of this Agreement, “Person” means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization, any other entity or any government or any department or agency thereof.

(f) Disclosure of Information. Such Investor has had an opportunity to discuss the Company’s business, management, financial affairs and the terms and conditions of the offering and sale of the Prior Note and Backstop Shares, as well as the terms of the proposed Mergers, with the Company’s management.

(g) Restricted Securities. Such Investor understands that the offer and sale of Backstop Shares and issuance of the Backstop Shares to such Investor has not been, and will not be, registered under the Securities Act of 1933, as amended (the “Securities Act”), by reason of a specific exemption from the registration provisions of the Securities Act which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of such Investor’s representations as expressed herein. Such Investor understands that the Backstop Shares are “restricted securities” under applicable U.S. federal and state securities laws and that, pursuant to these laws, such Investor must hold the Backstop Shares indefinitely unless they are registered with the SEC and qualified by state authorities, or an exemption from such registration and qualification requirements is available. Such Investor acknowledges that the Company has no obligation to register or qualify the Backstop Shares for resale, except as set forth in the Investor Rights Agreement. Such Investor further acknowledges that if an exemption from registration or qualification is available, it may be conditioned on various requirements including, but not limited to, the time and manner of sale, the holding period for the Backstop Shares, and requirements relating to the Company which are outside of the Investor’s control, and which the Company is under no obligation and may not be able to satisfy.

(h) Accredited Investor. Such Investor is an “accredited investor” as defined in Rule 501(a) of Regulation D promulgated under the Securities Act.

(i) No General Solicitation. Neither such Investor, nor any of its officers, directors, employees, agents, stockholders or partners has either directly or indirectly, including, through a broker or finder (i) engaged in any general solicitation, or (ii) published any advertisement in connection with the offer and sale of the Backstop Shares.

(j) Residence. The principal place of business of such Investor is the office located at the address of such Investor set forth on Schedule I.

(k) Non-Public Information. Such Investor acknowledges its obligations under applicable securities laws with respect to the treatment of non-public information relating to the Company.

(l) Adequacy of Financing. At the time of the Backstop Closing, such Investor will have available to it sufficient funds to satisfy its obligations under this Agreement.

(m) No Other Representations and Warranties. Except for the specific representations and warranties contained in this Section 2, none of the Investors nor any person acting on behalf of the Investors nor any of the Investors’ affiliates (the “Investor Parties”) have made, makes or shall be deemed to make any other express or implied representation or warranty with respect to the Investors and the offering, sale and purchase of such Investor’s Backstop Purchase Amount of the Prior Note and Backstop Shares and the Investor Parties disclaim any such representation or warranty.

3. Representations and Warranties of the Noteholder. The Noteholder represents and warrants to the Investors and the Company as follows:

(a) Organization and Power. The Noteholder is duly organized, validly existing, and in good standing under the laws of the jurisdiction of its formation and has all requisite power and authority to carry on its business as presently conducted and as proposed to be conducted.

(b) Authorization. The Noteholder has full power and authority to enter into this Agreement. This Agreement, when executed and delivered by the Noteholder, will constitute the valid and legally binding obligation of the Noteholder, enforceable against the Noteholder in accordance with its terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and any other laws of general application affecting enforcement of creditors’ rights generally, or (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies.

(c) Governmental Consents and Filings. No consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state or local governmental authority is required on the part of the Noteholder in connection with the consummation of the transactions contemplated by this Agreement.

(d) Compliance with Other Instruments. The execution, delivery and performance by the Noteholder of this Agreement and the consummation by the Noteholder of the transactions contemplated by this Agreement will not result in any violation or default (i) of any provisions of its organizational documents, (ii) of any instrument, judgment, order, writ or decree to which it is a party or by which it is bound, (iii) under any note, indenture or mortgage to which it is a party or by which it is bound, (iv) under any lease, agreement, contract or purchase order to which it is a party or by which it is bound or (v) of any provision of federal or state statute, rule or regulation applicable to the Noteholder, in each case (other than clause (i)), which would have a material adverse effect on the Noteholder or its ability to consummate the transactions contemplated by this Agreement.

(e) Own Account. The Noteholder is selling the aggregate Backstop Purchase Amounts of the Prior Note for its own account only and not with a view to, or for sale in connection with, a distribution of the Prior Note within the meaning of the Securities Act.

(f) No General Solicitation. Neither the Noteholder, nor any of its officers, directors, employees, agents, stockholders or partners has either directly or indirectly, including, through a broker or finder (i) engaged in any general solicitation, or (ii) published any advertisement in connection with the offer and sale of the Prior Note or Backstop Shares.

(g) Sophisticated Seller. The Noteholder (a) is a sophisticated individual familiar with transactions similar to those contemplated by this Agreement, (b) has adequate information concerning the business and financial condition of the Company to make an informed decision regarding the sale of the portion of the Prior Note being sold by the Noteholder, and (c) has independently and without reliance upon the Company or Investors, and based on such information and the advice of such advisors as the Noteholder has deemed appropriate, made its own analysis and decision to enter into this Agreement. The Noteholder acknowledges that none of the Company, Pubco, the Investors or their respective affiliates or agents is acting as a fiduciary or financial or investment adviser to the Noteholder, and has not given the Noteholder any investment advice, opinion or other information on whether the sale of the Prior Note is prudent. The Noteholder acknowledges that (i) the Investors or their respective affiliates or agents currently may have, and later may come into possession of, information with respect to the Company or Pubco that is not known to the Noteholder and that may be material to a decision to sell the Prior Note (“Excluded Information”), (ii) it has determined to sell the portion of the Prior Note being sold by the Noteholder notwithstanding his or its lack of knowledge of the Excluded Information and (iii) none of the Company, Pubco, Investors or their respective affiliates or agents shall have any liability to the Noteholder, and the Noteholder waives and releases any claims that it might have against the Company, Pubco, Investors or their respective affiliates or agents whether under applicable securities laws or otherwise, with respect to the nondisclosure of the Excluded Information in connection with the sale of the Prior Note and the transactions contemplated by this Agreement.

(h) Title. The Noteholder represents that it is the sole owner of record of, and has good, valid and marketable title free and clear of all liens to, the Prior Note.

4. Representations and Warranties of the Company and Pubco. The Company and Pubco represent and warrant to the Investors and the Noteholder as follows:

(a) Incorporation and Corporate Power. Each of the Company and Pubco is duly incorporated, validly existing and in good standing as a corporation under the laws of the State of Delaware and has all requisite corporate power and authority to carry on its business as presently conducted and as proposed to be conducted.

(b) Authorization. All corporate action required to be taken by the Company’s and Pubco’s Board of Directors and stockholders in order to authorize the Company and Pubco to enter into this Agreement and to issue the Backstop Shares at the Backstop Closing has been taken or will be taken prior to the Backstop Closing. All action on the part of the stockholders, directors and officers of the Company and Pubco necessary for the execution and delivery of this Agreement, the performance of all obligations of the Company and Pubco under this Agreement to be performed as of the Backstop Closing, and the issuance and delivery of the Backstop Shares has been taken or will be taken prior to the Backstop Closing. This Agreement, when executed and delivered by the Company and Pubco, shall constitute the valid and legally binding obligation of the Company and Pubco, enforceable against the Company and Pubco in accordance with its terms except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, or other laws of general application relating to or affecting the enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies, or (iii) to the extent the indemnification provisions contained in the Investor Rights Agreement may be limited by applicable federal or state securities laws.

(c) Valid Issuance of Securities. The Backstop Shares, when issued, sold and delivered in accordance with the terms and for the consideration set forth in this Agreement, will be validly issued, fully paid and nonassessable, as applicable, and free of all preemptive or similar rights, taxes, liens, encumbrances and charges with respect to the issue thereof and restrictions on transfer other than restrictions on transfer specified under this Agreement, applicable state and federal securities laws and liens or encumbrances created by or imposed by the Investors. Assuming the accuracy of the representations of the Investors in this Agreement and subject to the filings described in Section 4(d) below, the Backstop Shares will be issued in compliance with all applicable federal and state securities laws.

(d) Governmental Consents and Filings. Assuming the accuracy of the representations and warranties made by the Investors in this Agreement, no consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state or local governmental authority is required on the part of the Company or Pubco in connection with the consummation of the transactions contemplated by this Agreement, except for applicable requirements of the Securities Act, and applicable state securities laws, if any, and pursuant to the Investor Rights Agreement and Business Combination Agreement.

(e) Compliance with Other Instruments. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated by this Agreement will not result in any violation or default (i) of any provisions of the Company’s or Pubco’s certificate of incorporation, or other governing documents of the Company and Pubco, (ii) of any instrument, judgment, order, writ or decree to which the Company or Pubco is a party or by which it is bound, (iii) under any note, indenture or mortgage to which the Company or Pubco is a party or by which it is bound, (iv) under any lease, agreement, contract or purchase order to which the Company or Pubco is a party or by which it is bound or (v) of any provision of federal or state statute, rule or regulation applicable to the Company or Pubco, in each case (other than clause (i)) which would have a material adverse effect on the Company, Pubco or their ability to consummate the transactions contemplated by this Agreement.

(f) No General Solicitation. Neither the Company, Pubco, nor any of their respective officers, directors, employees, agents or stockholders has either directly or indirectly, including, through a broker or finder (i) engaged in any general solicitation, or (ii) published any advertisement in connection with the offer and sale of the Backstop Shares.

(g) No Other Representations and Warranties. Except for the specific representations and warranties contained in this Section 4, none of the Company, Pubco, nor any person acting on behalf of the Company or Pubco nor any of their respective affiliates (collectively, “Company Parties”) has made, makes or shall be deemed to make any other express or implied representation or warranty with respect to the Company, Pubco, the offering, sale and purchase of the Backstop Shares, the Prior Note, or the Mergers, and the Company Parties disclaim any such representation or warranty.

5. Registration Rights; Transfer

(a) Registration Rights. The Investors shall have registration rights with respect to the Backstop Shares as set forth in the Investor Rights Agreement.

(b) Transfer. This Agreement and the rights and obligations of each Investor hereunder (for purposes of this clause (b), a “Transferor”) (including such Investor’s obligation to purchase its Backstop Purchase Amount) may be transferred or assigned, at any time and from time to time, in whole or in part, to one or more Affiliates of such Investor (or other investment funds or accounts managed or advised by the investment manager who acts on behalf of such Investor) (each such transferee, a “Transferee”). Upon any such assignment:

(i) the applicable Transferee shall execute a customary joinder to this Agreement, in a form and substance reasonably satisfactory to the Company (the “Joinder Agreement”), which shall reflect the Maximum Purchase Amount to be purchased by such Transferee (the “Transferee Amount”), and, upon such execution, such Transferee shall have all the same rights and obligations of the Investors hereunder with respect to the Transferee Amount, and references herein to the “Investor” shall be deemed to refer to and include any such Transferee with respect to such Transferee and to its Transferee Amount; provided, that any representations, warranties, covenants and agreements of the Investors and any such Transferee shall be several and not joint and shall be made as to an Investor or any such Transferee, as applicable, as to itself only; and

(ii) upon a Transferee’s execution and delivery of a Joinder Agreement, the Maximum Purchase Amount to be purchased by such Transferor hereunder shall be reduced by the total Maximum Purchase Amount to be purchased by the applicable Transferee pursuant to the applicable Joinder Agreement, which reduction shall be evidenced by the Transferor, the Transferee and the Company amending Schedule I to this Agreement to reflect each transfer, and such Transferor shall be fully and unconditionally released from its obligation to purchase such Transferee Amount hereunder. For the avoidance of doubt, this Agreement need not be amended and restated in its entirety, but only Schedule I needs be so amended and updated and executed by each of the Transferor, the Transferee and the Company upon the occurrence of any such transfer of the Transferee Amount, provided, that, in no event shall the total Maximum Purchase Amount of all Investors exceed $4,000,000.

(c) Allocation. Notwithstanding anything in any this Agreement to the contrary, at any time prior to the Backstop Closing, but no fewer than five (5) Business Days prior to the Backstop Closing, RTW Master, RTW Innovation and RTW Venture may, by notice to the Company and Pubco, re-allocate among RTW Master, RTW Innovation and RTW Venture the Maximum Purchase Amounts to be purchased by each of RTW Master, RTW Innovation and RTW Venture; provided, that the aggregate Maximum Purchase Amounts to be purchased by RTW Master, RTW Innovation and RTW Venture remain the same.

6. Additional Agreements, Acknowledgements and Waivers of the Investors.

(a) No Short Sales. Each Investor agrees that, from the date of this Agreement until the closing of the Mergers, such Investor and any Person acting on behalf of such Investor or pursuant to any understanding with such Investor will not engage in any hedging transactions or Short Sales with respect to securities of Acquirer. For purposes of this Section 6(a), “Short Sales” shall include, without limitation, (i) all “short sales” as defined in Rule 200 promulgated under Regulation SHO under the Exchange Act, (ii) all types of direct and indirect stock pledges (other than pledges in the ordinary course of business as part of prime brokerage or other similar financing arrangements), forward sale contracts, options, puts, calls, swaps and similar arrangements (including on a total return basis), and (iii) sales and other transactions through non-U.S. broker dealers or foreign regulated brokers.

(b) Note Purchase Agreement. Each Investor acknowledges and agrees that, as of the Backstop Closing, and solely with respect to its Backstop Purchase Amount, such Investor shall be bound by the rights, limitations, obligations, covenants, requirements and restrictions of the Note Purchase Agreement.

7. Conditions to Effectiveness. This Agreement shall become effective upon the date of satisfaction of each of the following conditions precedent (the “Effective Date”):

(a) That certain Termination Letter Agreement, dated as of the date hereof, among the Company, the Noteholder and the other parties named therein (the “Hunter Termination Letter”) shall be effective to terminate the Side Letter (as defined in the Hunter Termination Letter) in accordance with the terms of the Hunter Termination Letter and the Prepayment (as defined in the Hunter Termination Letter, the “Prepayment”) shall have been paid and applied as provided therein;

(b) That certain Termination Letter Agreement, dated as of the date hereof (the “RTW Termination Letter”), by and among the Company, RTW Master, RTW Innovation and RTW Venture, shall be effective to terminate the Side Letters (as defined in the RTW Termination Letter) in accordance with the terms of the RTW Termination Letter;

(c) That certain Termination Letter Agreement, dated as of the date hereof, between the Company and Jason Gulbinas (the “Gulbinas Termination Letter”) shall be effective to terminate the Side Letter (as defined in the Gulbinas Termination Letter) in accordance with the terms of the Gulbinas Termination Letter;

(d) Acquiror, Pubco, Merger Sub II, the Company, RTW Master, RTW Innovation and RTW Venture shall have, contemporaneous with the entry of this Agreement, entered into that certain amended and restated letter agreement, dated as of the date hereof, pursuant to which, among other things, the parties thereto agree to amend the RTW PIPE Side Letter;

(e) Shantanu K. Gaur and Neha Gaur, in their capacities as Trustees of The Shantanu K. Gaur Revocable Trust of 2021 (the “Allurion Contributor”), and Pubco shall have, contemporaneous with the entry of this Agreement, entered into that certain Contribution Agreement, dated as of the date hereof, pursuant to which the Allurion Contributor shall agree to contribute Pubco Common Stock to Pubco, immediately following the consummation of the Intermediate Merger, in connection with the Hunter Termination Letter and the Prepayment;

(f) The Sponsor (the “Sponsor Contributor”) and Pubco shall have, contemporaneous with the entry of this Agreement, entered into that certain Contribution Agreement, dated as of the date hereof, pursuant to which the Sponsor Contributor shall agree to contribute Pubco Common Stock to Pubco, immediately following the consummation of the Intermediate Merger, in connection with the Hunter Termination Letter and the Prepayment;

(g) Krishna Gupta (“Gupta”) shall have, contemporaneous with the entry of this Agreement, entered into that certain letter agreement, dated as of the date hereof, pursuant to which Gupta shall agree to forfeit restrictive stock units in connection with the Hunter Termination Letter and the Prepayment; and

(h) The Investors, the Noteholder, Pubco and the Company shall have each indicated their consent to this Agreement by the execution of their respective signature pages hereto.

8. Backstop Closing Conditions.

(a) The obligation of each Investor to purchase its Backstop Purchase Amount at the Backstop Closing under this Agreement shall be subject to the occurrence of the Effective Date and the fulfillment, at or prior to the Backstop Closing, of each of the following conditions, any of which, to the extent permitted by applicable laws, may be waived only by unanimous consent of all Investors:

(i) The Mergers shall be consummated (including, without limitation, the initial funding of the Fortress Financing pursuant to the terms of the Fortress Credit Agreement) substantially concurrently with the purchase of such Investor’s Backstop Purchase Amount and the issuance of the Backstop Shares;

(ii) The representations and warranties of the Noteholder set forth in Section 3 and the Company and Pubco set forth in Section 4 shall have been true and correct in all material respects as of the date hereof and shall be true and correct as of the Backstop Closing Date, as applicable, with the same effect as though such representations and warranties had been made on and as of such date (other than any such representation or warranty that is made by its terms as of a specified date, which shall be true and correct as of such specified date), except where the failure to be so true and correct would not have a material adverse effect on the Company, Pubco, the Noteholder or their respective ability to consummate the transactions contemplated by this Agreement;

(iii) The Company, Pubco and the Noteholder shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Company, Pubco and the Noteholder at or prior to the Backstop Closing; and

(iv) No order or law issued by any court of competent jurisdiction or other governmental entity or other legal restraint or prohibition preventing the consummation of the transactions contemplated by this Agreement shall be in effect.

(b) The obligation of the Company to issue the New Notes and Pubco to issue the Backstop Shares at the Backstop Closing under this Agreement shall be subject to the fulfillment, at or prior to the Backstop Closing of each of the following conditions, any of which, to the extent permitted by applicable laws, may be waived by the Company or Pubco, as applicable:

(i) The Mergers shall be consummated (including, without limitation, the initial funding of the Fortress Financing pursuant to the terms of the Fortress Credit Agreement) substantially concurrently with the purchase of the aggregate Backstop Purchase Amounts and the issuance of the Backstop Shares;

(ii) The representations and warranties of the Investors set forth in Section 2 and the Noteholder set forth in Section 3 shall have been true and correct in all material respects as of the date hereof and shall be true and correct as of the Backstop Closing Date, as applicable, with the same effect as though such representations and warranties had been made on and as of such date (other than any such representation or warranty that is made by its terms as of a specified date, which shall be true and correct as of such specified date), except where the failure to be so true and correct would not have a material adverse effect on the Investors, the Noteholder or their respective ability to consummate the transactions contemplated by this Agreement;

(iii) Each Investor and the Noteholder shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by such Investor or Noteholder at or prior to the Backstop Closing; and

(iv) No order or law issued by any court of competent jurisdiction or other governmental entity or other legal restraint or prohibition preventing the consummation of the transactions contemplated by this Agreement shall be in effect.

(c) The obligation of the Noteholder to sell the aggregate Backstop Purchase Amount of the Prior Note at the Backstop Closing under this Agreement shall be subject to the fulfillment, at or prior to the Backstop Closing of each of the following conditions, any of which, to the extent permitted by applicable laws, may be waived by the Noteholder:

(i) The Mergers shall be consummated substantially concurrently with the purchase of the aggregate Backstop Purchase Amounts and the issuance of the Backstop Shares;

(ii) The representations and warranties of the Investors set forth in Section 2 and the Company and Pubco set forth in Section 4 shall have been true and correct in all material respects as of the date hereof and shall be true and correct as of the Backstop Closing Date, as applicable, with the same effect as though such representations and warranties had been made on and as of such date (other than any such representation or warranty that is made by its terms as of a specified date, which shall be true and correct as of such specified date), except where the failure to be so true and correct would not have a material adverse effect on the Company, Pubco, the Investors or their respective ability to consummate the transactions contemplated by this Agreement;

(iii) The Company, Pubco and the Investors shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Company, Pubco and the Investors at or prior to the Backstop Closing; and

(iv) No order or law issued by any court of competent jurisdiction or other governmental entity or other legal restraint or prohibition preventing the consummation of the transactions contemplated by this Agreement shall be in effect.

9. Termination. This Agreement may be terminated at any time prior to the Backstop Closing:

(a) by mutual written consent of the Company, the Noteholder and the Investors;

(b) automatically, upon the termination of the Business Combination Agreement, as provided under the terms therein; or

(c) automatically and without need of notice to any Person or other action if the Backstop Closing has not occurred on or before 5:00 p.m. EST on the Long-Stop Date; provided that, any term or provision hereof or any other document or agreement to the contrary notwithstanding, the Company’s obligation to cause the return of the escrowed purchase price for an Investor's Backstop Purchase Amount to such Investor pursuant to Section 1(e), and any other provisions related thereto (including, without limitation, Sections 9 and 10), shall continue in full force and effect until satisfied in full.

In the event of any termination of this Agreement pursuant to this Section 9, the aggregate Backstop Purchase Amount (and interest thereon, if any), if previously paid, and all Investors’ funds paid in connection herewith shall be promptly returned to the Investors in accordance with written instructions provided by the Investors to the Company, and thereafter this Agreement shall forthwith become null and void and have no effect, without any liability on the part of the Investors, the Company, Pubco and their respective directors, officers, employees, partners, managers, members, or stockholders and all rights and obligations of each party shall cease; provided, however, that nothing contained in this Section 9 shall relieve any such party from liabilities or damages arising out of any fraud or willful breach by such party of any of its representations, warranties, covenants or agreements contained in this Agreement.

10. General Provisions.

(a) Notices. All notices and other communications given or made pursuant to this Agreement shall be in writing and shall be deemed effectively given upon the earlier of actual receipt, or (i) personal delivery to the party to be notified, (ii) when sent, if sent by electronic mail during normal business hours of the recipient, and if not sent during normal business hours, then on the recipient’s next Business Day, (iii) five (5) Business Days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (iv) one (1) Business Day after deposit with a nationally recognized overnight courier, freight prepaid, specifying next Business Day delivery, with written verification of receipt. All communications sent to the Company or Pubco shall be sent to: 11 Huron Drive, Natick, MA 01760, Attention: Chief Executive Officer, sgaur@allurion.com. All communications to (i) the Noteholder shall be sent to the address set forth on the Noteholder’s signature page hereto and (ii) an Investor shall be sent to such Investor’s address as set forth on Schedule I, or to such e-mail address or address as subsequently modified by written notice given in accordance with this Section 10(a).

(b) No Finder’s Fees. Each party represents that it neither is nor will be obligated for any finder’s fee or commission in connection with this transaction. Each party agrees to indemnify and to hold harmless the other parties from any liability for any commission or compensation in the nature of a finder’s or broker’s fee arising out of this transaction (and the costs and its of defending against such liability or asserted liability) for which such party or any of their respective officers, employees or representatives is responsible.

(c) Survival of Representations and Warranties. All of the representations and warranties contained herein shall survive the Backstop Closing.

(d) Entire Agreement. This Agreement, together with any documents, instruments and writings that are delivered pursuant hereto or referenced herein, constitutes the entire agreement and understanding of the parties hereto in respect of the subject matter hereof and supersedes all prior understandings, agreements, or representations by or among the parties hereto, written or oral, to the extent they relate in any way to the subject matter hereof or the transactions contemplated hereby.

(e) Successors. All of the terms, agreements, covenants, representations, warranties, and conditions of this Agreement are binding upon, and inure to the benefit of and are enforceable by, the parties hereto and their respective successors. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

(f) Assignments. Except as otherwise specifically provided herein, no party hereto may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the other party.

(g) Counterparts. This Agreement may be executed in two or more counterparts, each of which will be deemed an original but all of which together will constitute one and the same instrument.

(h) Headings. The section headings contained in this Agreement are inserted for convenience only and will not affect in any way the meaning or interpretation of this Agreement.

(i) Governing Law. This Agreement, the entire relationship of the parties hereto, and any dispute between the parties (whether grounded in contract, tort, statute, law or equity) shall be governed by, construed in accordance with, and interpreted pursuant to the laws of the State of Delaware, without giving effect to its choice of laws principles.

(j) Jurisdiction. The parties (i) hereby irrevocably and unconditionally submit to the jurisdiction of the state courts of Delaware and to the jurisdiction of the United States District Court for the District of Delaware for the purpose of any suit, action or other proceeding arising out of or based upon this Agreement, (ii) agree not to commence any suit, action or other proceeding arising out of or based upon this Agreement except in state courts of Delaware or the United States District Court for the District of Delaware, and (iii) hereby waive, and agree not to assert, by way of motion, as a defense, or otherwise, in any such suit, action or proceeding, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the suit, action or proceeding is brought in an inconvenient forum, that the venue of the suit, action or proceeding is improper or that this Agreement or the subject matter hereof may not be enforced in or by such court.

(k) WAIVER OF JURY TRIAL. THE PARTIES HERETO HEREBY WAIVE ANY RIGHT TO A JURY TRIAL IN CONNECTION WITH ANY LITIGATION PURSUANT TO THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY.

(l) Amendments. This Agreement may not be amended, modified or waived as to any particular provision except with the prior written consent of the Company, the Noteholder and each of the Investors.

(m) Severability. The provisions of this Agreement will be deemed severable and the invalidity or unenforceability of any provision will not affect the validity or enforceability of the other provisions hereof; provided, that if any provision of this Agreement, as applied to any party hereto or to any circumstance, is adjudged by a governmental authority, arbitrator, or mediator not to be enforceable in accordance with its terms, the parties hereto agree that the governmental authority, arbitrator, or mediator making such determination will have the power to modify the provision in a manner consistent with its objectives such that it is enforceable, and/or to delete specific words or phrases, and in its reduced form, such provision will then be enforceable and will be enforced.

(n) Expenses. The Company shall be responsible for the fees of its transfer agent; stamp taxes and all of The Depository Trust Company’s fees associated with the issuance of the Backstop Shares. The Company shall be responsible for any expenses of the Investors incurred in connection with the enforcement of their rights hereunder.

(o) Construction. The parties hereto have participated jointly in the negotiation and drafting of this Agreement. If an ambiguity or question of intent or interpretation arises, this Agreement will be construed as if drafted jointly by the parties hereto and no presumption or burden of proof will arise favoring or disfavoring any party hereto because of the authorship of any provision of this Agreement. Any reference to any federal, state, local, or foreign law will be deemed also to refer to law as amended and all rules and regulations promulgated thereunder, unless the context requires otherwise. The words “include,” “includes,” and “including” will be deemed to be followed by “without limitation.” Pronouns in masculine, feminine, and neuter genders will be construed to include any other gender, and words in the singular form will be construed to include the plural and vice versa, unless the context otherwise requires. The words “this Agreement,” “herein,” “hereof,” “hereby,” “hereunder,” and words of similar import refer to this Agreement as a whole and not to any particular subdivision unless expressly so limited. The parties hereto intend that each representation, warranty, and covenant contained herein will have independent significance. If any party hereto has breached any representation, warranty, or covenant contained herein in any respect, the fact that there exists another representation, warranty or covenant relating to the same subject matter (regardless of the relative levels of specificity) which such party hereto has not breached will not detract from or mitigate the fact that such party hereto is in breach of the first representation, warranty, or covenant.

(p) Waiver. No waiver by any party hereto of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, may be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising because of any prior or subsequent occurrence.

(q) Specific Performance. Each of the Investors and the Noteholder agree that irreparable damage may occur in the event any provision of this Agreement was not performed by the Investors and Noteholder in accordance with the terms hereof and that the Company and Pubco shall be entitled to specific performance of the terms hereof, in addition to any other remedy at law or equity.

[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned have executed this Agreement to be effective as of the date first set forth above.

COMPANY:

ALLURION TECHNOLOGIES, INC.

By:	/s/ Shantanu Gaur
Name:	Shantanu Gaur
Title:	Chief Executive Officer

PUBCO:

ALLURION TECHNOLOGIES HOLDINGS, INC.

By:	/s/ Shantanu Gaur
Name:	Shantanu Gaur
Title:	Chief Executive Officer

[Signature Page to Backstop Agreement]

CFIP2 ALLE LLC

By:	/s/ Paul Lyons
	Name:	Paul Lyons
	Title:	CFO

[Signature Page to Backstop Agreement]

RTW MASTER FUND, LTD.

By:	/s/ Roderick Wong
	Name:	Roderick Wong, M.D.
	Title:	Director

RTW INNOVATION MASTER FUND, LTD.

By:	/s/ Roderick Wong
	Name:	Roderick Wong, M.D.
	Title:	Director

RTW VENTURE FUND LIMITED

By:	RTW Investments, LP, its Investment Manager

By:	/s/ Roderick Wong
	Name:	Roderick Wong, M.D.
	Title:	Managing Partner

[Signature Page to Backstop Agreement]

HUNTER VENTURES LIMITED

By:	/s/ Remy Liekenjie
	Name:	Remy Liekenjie
	Title:	Director
	Address:	32/F, New World Tower 18 Queen's Road Central Hong Kong

[Signature Page to Backstop Agreement]